News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	October 27, 2014
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Third Quarter Ended September 30, 2014 and Declares Special Cash Dividend of $2.75 Per Share

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the third quarter ended September 30, 2014.

Funds from operations (“FFO”) were $43.2 million, or $1.26 per share, as adjusted, for the three months ended September 30, 2014, an increase of $3.7 million, or 1.6% per share, from the three months ended September 30, 2013 of $39.5 million, or $1.24 per share, as adjusted. FFO was $128.4 million, or $3.74 per share, as adjusted, for the nine months ended September 30, 2014,  an increase of $10.8 million, or 1.4% per share, from the nine months ended September 30, 2013 of $117.5 million, or $3.69 per share, as adjusted.  The three and nine month increases in FFO were primarily the result of an increase in net operating income (“NOI”).  Reported FFO per share for the three months ended September 30, 2014 compared to the same period in 2013 was flat, while the nine months ended September 30, 2014 decreased 0.3% compared to the same period in 2013. Both adjusted and reported FFO per share were impacted by an increase in shares outstanding as a result of the November, 2013 common equity offering.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO, which excludes Long-Term Equity Incentive Plan (“LTEIP”) amortization due to the change in plans and acquisition transaction costs for the three and nine months ended September 30, 2014 and 2013:

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2014	2013	Change	2014	2013	Change
FFO per share, as reported	$1.20	$1.20	—	$3.58	$3.59	(0.3%)
LTEIP amortization	0.05	0.03		0.15	0.09
Acquisition transaction costs	0.01	0.01		0.01	0.01
FFO per share, as adjusted	$1.26	$1.24	1.6%	$3.74	$3.69	1.4%

Noted in the table above are the following adjustments to reconcile adjusted FFO to reported FFO.  In March, 2014, the Company put in place a new LTEIP and recorded $1.9 million and $5.1 million of amortization for the three and nine months ended September 30, 2014 compared to $1.0 million and $3.0 million for the three and nine months ended September 30, 2013 related to the previous LTEIP.  Acquisition transaction costs were $124,000 and $153,000 for the three and nine months ended September 30, 2014 and 2013, respectively.

Same Park rental income increased $1.5 million, or 1.8%, and $6.5 million, or 2.6%, for the three and nine months ended September 30, 2014 compared to the same periods in 2013 as a result of an increase in occupancy.  Non-Same Park rental income increased $4.2 million and $12.8 million for the three and nine months ended September 30, 2014 compared to the same periods in 2013 due to a combination of an increase in occupancy and the acquisition of additional parks during the latter half of 2013.

Same Park operating expenses increased $901,000, or 3.3%, from $27.1 million for the three months ended September 30, 2013 to $28.0 million for the three months ended September 30, 2014 primarily as a result of higher repairs and maintenance and utility costs.  Same Park operating expenses increased $3.6 million, or 4.5%, from $80.2 million for the nine months ended September 30, 2013 to $83.8 million for the nine months ended September 30, 2014 primarily as a  result of a $1.6 million increase in snow removal costs due to the severe winter in Virginia and Maryland.

Net income allocable to common shareholders increased $2.3 million, or 25.2%, from $9.0 million, or $0.37 per share, for the three months ended September 30, 2013 to $11.3 million, or $0.42 per share, for the three months ended September 30, 2014. Net income allocable to common shareholders increased $4.8 million, or 18.2%, from $26.3 million, or $1.07 per share, for the nine months ended September 30, 2013 to $31.0 million, or $1.15 per share, for the nine months ended September 30, 2014.  These increases were due to an increase in NOI combined with a decrease in interest expense, partially offset by an increase in depreciation expense.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”).  The Same Park portfolio includes all operating properties owned or acquired prior to January 1, 2012 (excludes the 1.2 million square feet of assets sold subsequent to September 30, 2014). Operating properties that the Company acquired subsequent to January 1, 2012 are referred to as “Non-Same Park.” For the three and nine months ended September 30, 2014 and 2013, the Same Park facilities constitute 25.8 million rentable square feet, representing 89.5% of the 28.8 million square feet in the Company’s portfolio as of September 30, 2014.

The following table presents the operating results of the Company’s properties for the three and nine months ended September 30, 2014 and 2013 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2014	2013	Change	2014	2013	Change
Rental income:
Same Park (25.8 million rentable square feet)	$84,994	$83,524	1.8%	$254,823	$248,333	2.6%
Non-Same Park (3.0 million rentable square feet)	6,044	1,807	234.5%	17,074	4,288	298.2%
Total rental income	91,038	85,331	6.7%	271,897	252,621	7.6%
Cost of operations:
Same Park	28,016	27,115	3.3%	83,786	80,213	4.5%
Non-Same Park	2,688	795	238.1%	7,369	1,908	286.2%
Total cost of operations	30,704	27,910	10.0%	91,155	82,121	11.0%
Net operating income (1):
Same Park	56,978	56,409	1.0%	171,037	168,120	1.7%
Non-Same Park	3,356	1,012	231.6%	9,705	2,380	307.8%
Total net operating income	60,334	57,421	5.1%	180,742	170,500	6.0%
Other:
Net operating income from sold assets (2)	2,837	2,793	1.6%	7,942	8,260	(3.8%)
LTEIP amortization:
Cost of operations	(646)	(343)	88.3%	(1,831)	(943)	94.2%
General and administrative	(1,250)	(681)	83.6%	(3,297)	(2,044)	61.3%
Facility management fees	164	162	1.2%	495	477	3.8%
Other income and expense	(3,322)	(3,954)	(16.0%)	(9,944)	(12,391)	(19.7%)
Depreciation and amortization	(26,811)	(26,597)	0.8%	(83,547)	(80,187)	4.2%
General and administrative	(1,828)	(1,954)	(6.4%)	(5,631)	(5,360)	5.1%
Income from continuing operations	$29,478	$26,847	9.8%	$84,929	$78,312	8.4%
Same Park gross margin (3)	67.0%	67.5%	(0.7%)	67.1%	67.7%	(0.9%)
Same Park weighted average occupancy	92.8%	91.4%	1.5%	92.6%	91.1%	1.6%
Non-Same Park weighted average occupancy	77.5%	69.0%	12.3%	76.9%	62.8%	22.5%
Same Park annualized realized rent per square foot (4)	$14.19	$14.16	0.2%	$14.22	$14.08	1.0%

(1)NOI is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)The Company sold two business parks located in Beaverton, Oregon, on October 1, 2014. These assets generated rental income of $4.6 million and $13.0 million for the three and nine months ended September 30, 2014, respectively, compared to $4.4 million and $13.2 million for the three and nine months ended September 30, 2013. Cost of operations for the sold assets was $1.8 million and $5.1 million for the three and nine months ended September 30, 2014, respectively, compared to $1.6 million and $4.9 million for the three and nine months ended September 30, 2013.

(3)Computed by dividing Same Park NOI by Same Park rental income.

(4)Represents the annualized Same Park rental income earned per occupied square foot.

Property Acquisitions

On August 21, 2014, the Company acquired five multi-tenant flex buildings adjacent to its existing Springlake Business Center in the Valwood submarket of Dallas, Texas, for $5.1 million. The buildings, which comprise 145,000 square feet, were 35.4% leased at the time of acquisition.

As previously announced, during the third quarter of 2014, the Company acquired a 19,000 square foot  multi-tenant flex building in Dallas, Texas, for $1.1 million and a 149,000 square foot building in Miami, Florida, for $12.7 million.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended September 30, 2014:

Ratio of FFO to fixed charges (1)	16.4x

Ratio of FFO to fixed charges and preferred distributions (1)	3.2x

Debt and preferred equity to total market capitalization (based on
common stock price of $76.14 at September 30, 2014)	32.3%

Available balance under the $250.0 million unsecured credit facility at September 30, 2014	$250.0 million

(1)Fixed charges include interest expense and capitalized interest of $3.6 million.

Regular and Special Distributions Declared

On October 27, 2014, the Board of Directors declared a regular quarterly dividend of $0.50 per common share. As a result of the net taxable gains generated by the sale of two business parks in Beaverton, Oregon, on October 1, 2014 as well as additional anticipated asset sales, the Board of Directors declared a one-time special cash dividend of $2.75 per common share. Combined, the regular and special dividend will result in a total dividend of $3.25 per common share. The dividends are payable on December 30, 2014 to shareholders of record on December 15, 2014.

Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below.

Series	Dividend Rate	Dividend Declared

Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Distributions are payable on December 30, 2014 to shareholders of record on December 15, 2014.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of October 1, 2014,  the Company wholly owned 28.8 million rentable square feet with approximately 5,140 customers located in eight states, concentrated in California  (11.5 million sq. ft.), Texas  (4.8 million sq. ft.), Virginia  (4.0 million sq. ft.), Florida  (3.9 million sq. ft.),  Maryland  (2.3 million sq. ft.), Washington  (1.5 million sq. ft.), Arizona  (0.7 million sq. ft.) and Oregon (0.1 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday,  October 28, 2014, at 10:00 a.m. (PDT) to discuss the third quarter results. The toll free number is (888) 299-3246; the conference ID is 19314826. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 4, 2014 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS

Cash and cash equivalents	$57,535	$31,481

Real estate facilities, at cost:
Land	789,217	781,541
Buildings and improvements	2,194,493	2,152,178
	2,983,710	2,933,719
Accumulated depreciation	(990,782)	(918,202)
	1,992,928	2,015,517
Properties held for disposition, net	123,011	124,883
Land and building held for development	24,028	22,253
	2,139,967	2,162,653
Rent receivable	3,581	5,248
Deferred rent receivable	28,036	25,903
Other assets	12,891	13,274

Total assets	$2,242,010	$2,238,559

LIABILITIES AND EQUITY

Accrued and other liabilities	$80,454	$73,919
Mortgage note payable	250,000	250,000
Total liabilities	330,454	323,919

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
39,800 shares issued and outstanding at
September 30, 2014 and December 31, 2013	995,000	995,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
26,919,161 and 26,849,822 shares issued and outstanding at
September 30, 2014 and December 31, 2013, respectively	268	267
Paid-in capital	706,503	699,314
Cumulative net income	1,147,474	1,070,975
Cumulative distributions	(1,133,332)	(1,047,615)
Total PS Business Parks, Inc.’s shareholders’ equity	1,715,913	1,717,941

Noncontrolling interests:
Common units	195,643	196,699
Total noncontrolling interests	195,643	196,699
Total equity	1,911,556	1,914,640

Total liabilities and equity	$2,242,010	$2,238,559

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$95,627	$89,772	$284,934	$265,822
Facility management fees	164	162	495	477
Total operating revenues	95,791	89,934	285,429	266,299
Expenses:
Cost of operations	33,102	29,901	98,081	88,005
Depreciation and amortization	26,811	26,597	83,547	80,187
General and administrative	3,078	2,635	8,928	7,404
Total operating expenses	62,991	59,133	190,556	175,596
Other income and (expense):
Interest and other income	90	63	247	175
Interest and other expense	(3,412)	(4,017)	(10,191)	(12,566)
Total other income and (expense)	(3,322)	(3,954)	(9,944)	(12,391)
Income from continuing operations	29,478	26,847	84,929	78,312
Net income	$29,478	$26,847	$84,929	$78,312

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$3,058	$2,696	$8,430	$7,875
Total net income allocable to noncontrolling interests	3,058	2,696	8,430	7,875
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	15,122	15,122	45,366	44,094
Restricted stock unit holders	30	28	99	91
Common shareholders	11,268	9,001	31,034	26,252
Total net income allocable to PS Business Parks, Inc.	26,420	24,151	76,499	70,437
	$29,478	$26,847	$84,929	$78,312

Net income per common share:
Basic	$0.42	$0.37	$1.15	$1.08
Diluted	$0.42	$0.37	$1.15	$1.07

Weighted average common shares outstanding:
Basic	26,914	24,386	26,892	24,351
Diluted	27,003	24,472	26,988	24,452

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$11,268	$9,001	$31,034	$26,252
Adjustments:
Depreciation and amortization	26,811	26,597	83,547	80,187
Net income allocable to noncontrolling
interests — common units	3,058	2,696	8,430	7,875
Net income allocable to restricted stock unit holders	30	28	99	91
FFO allocable to common and dilutive shares	$41,167	$38,322	$123,110	$114,405

Weighted average common shares outstanding	26,914	24,386	26,892	24,351
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	55	92	54	95
Weighted average common share equivalents outstanding	89	86	96	101
Total common and dilutive shares	34,363	31,869	34,347	31,852

Net income per common share — diluted	$0.42	$0.37	$1.15	$1.07
Depreciation and amortization (2)	0.78	0.83	2.43	2.52
FFO per common and dilutive share, as reported (2)	$1.20	$1.20	$3.58	$3.59

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$41,167	$38,322	$123,110	$114,405

Adjustments:
Recurring capital improvements	(3,713)	(4,590)	(7,494)	(8,194)
Tenant improvements	(8,196)	(8,804)	(19,733)	(21,757)
Lease commissions	(3,136)	(1,646)	(8,280)	(6,106)
Straight-line rent	(560)	(355)	(2,244)	(1,219)
Non-cash stock compensation expense	322	363	988	1,028
Long-term equity incentive amortization	1,896	1,024	5,128	2,987
In-place lease adjustment	(231)	27	(672)	148
Tenant improvement reimbursements, net of lease incentives	(356)	(370)	(1,195)	(995)
Capitalized interest	(240)	—	(697)	—
FAD	$26,953	$23,971	$88,911	$80,297

Distributions to common and dilutive shares	$17,141	$13,977	$51,408	$41,891

Distribution payout ratio	63.6%	58.3%	57.8%	52.2%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.